UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2020
____________________________________
SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In response to the current circumstances relating to the COVID-19 pandemic, on April 10, 2020, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Sonic Automotive, Inc. (the “Company”) cancelled the award of performance-based restricted stock units to more than eighty of the Corporation’s key employees that had been approved by the Compensation Committee on February 12, 2020, including the previously-reported awards to the Corporation’s four named executive officers described in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 14, 2020. In connection with such cancellation, the Compensation Committee rescinded its previous approval of such restricted stock units and elected to no longer proceed with such award of restricted stock units. As a result, and because such restricted stock units were voided ab initio by the Compensation Committee prior to the finalization of the grant and issuance of such restricted stock units, no such restricted stock units were ever issued and no officers or employees of the Company are entitled to such restricted stock units.
In further response to the current circumstances related to the COVID-19 pandemic, on April 10, 2020, the Compensation Committee approved grants of stock options pursuant to the Sonic Automotive, Inc. 2012 Stock Incentive Plan to the same key employees of the Company, including providing the following executive officers of the Company options to purchase the following numbers of shares of our Class A Common Stock, respectively, at a price of $16.76 per share: Mr. O. Bruton Smith, Executive Chairman, 336,851 shares; Mr. David Bruton Smith, Chief Executive Officer, 457,203 shares; Mr. Jeff Dyke, President, 259,787 shares; and Mr. Heath R. Byrd, Executive Vice President and Chief Financial Officer, 202,479 shares. As provided by the Compensation Committee, these stock options generally remain subject to forfeiture for up to three years from the date of grant based on continuation of employment and compliance with the restrictive covenants and confidentiality provisions contained in any agreement between the Company and the respective officer. Subject to the foregoing conditions, these awards vest in three annual installments, with one third (1/3) of the stock options vesting on each of April 10, 2021, April 10, 2022 and April 10, 2023. The stock options are exercisable at any time after they will have vested and on or prior to April 10, 2030.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

April 14, 2020	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel